SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 16, 2000

                              SOUND FEDERAL BANCORP
               (Exact Name of Registrant as Specified in Charter)

United States of America             0-24811                   13-4029393
--------------------------       -------------------        -----------------
(State or Other Jurisdiction    (Commission File No.)       (I.R.S. Employer
      of Incorporation)                                    Identification No.)


300 Mamaroneck Ave., Mamaroneck, New York                        10543
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(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code:           (914) 698-6400
                                                              --------------



                                 Not Applicable
           ------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.           Other Events
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         On February 16, 2000 Sound Federal Bancorp (the  "Registrant")  entered into an Agreement and Plan of Merger (the "Agreement') with Peekskill Financial Corporation ("Peekskill"). Peekskill is the holding company for First Federal Savings Bank, Peekskill, New York. Under the terms of the Agreement, Peekskill will be merged into a subsidiary of the Registrant, all shares and of Peekskill will be cancelled, and the Registrant will pay $22.00 per share in cash for each of the 1,762,228 outstanding shares of Peekskill's common stock. Each option to purchase Peekskill's common stock shall be converted into the right to receive in cash an amount equal to the difference (if a positive number) between $22.00 and the exercise price of the option.

         As a result of the merger, First Federal Savings Bank will merge into Sound Federal Savings and Loan Association, the wholly-owned subsidiary of the Registrant, and Peekskill's main office and two branch locations will become branch offices of Sound Federal Savings and Loan Association. The aggregate purchase price for the transaction (including cash payments for the cancellation of options) is approximately $41.7 million. The transaction will be accounted for using the purchase method.

         In connection with the execution of the Agreement, the Registrant and Peekskill entered into a Stock Option Agreement, dated as of February 16, 2000, pursuant to which Peekskill granted the Registrant an option to purchase, subject to certain terms and conditions contained therein, up to an aggregate of 19.9% of the outstanding shares of Peekskill's common stock. The option was granted as an inducement to the Registrant's willingness to enter into the Agreement. A copy of the Stock Option Agreement is attached hereto as Exhibit
2.2 and is incorporated herein by reference.

         Consummation of the merger is subject to approval by Peekskill's shareholders and the receipt of all required regulatory approvals. It is anticipated that the transaction will be completed by the end of the third quarter of the year 2000. At December 31, 2000, Peekskill had total assets of $212.7 million and total deposits of $152.7 million.

Item 7.      Financial Statements, Pro Forma Financial Information, and Exhibits
             -------------------------------------------------------------------

       The following Exhibits are filed as part of this report:

Exhibit No.  Description
-----------  -----------

2.1 Agreement and Plan of Merger by and Between Sound Federal Bancorp, Sound Federal Savings and Loan Association and Peekskill Financial Corporation Dated as of February 16, 2000

2.2          Stock Option Agreement

99.1         Press Release of Sound Federal Bancorp




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   SOUND FEDERAL BANCORP



DATE: February 25, 2000            By: /S/ Richard P. McStravick
                                       -------------------------
                                       Richard P. McStravick
                                       President and Chief Executive Officer


































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                                  EXHIBIT INDEX

The following Exhibits are filed as part of this report:

Exhibit No.    Description
-----------    -----------

2.1 Agreement and Plan of Merger by and Between Sound Federal Bancorp, Sound Federal Savings and Loan Association and Peekskill Financial Corporation Dated as of February 16, 2000

2.2            Stock Option Agreement

99.1           Press Release of Sound Federal Bancorp











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